EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-224555 on Form S-8 of our report dated June 24, 2025, relating to the financial statements of nVent Management Company Retirement Savings and Investment Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2025.
/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
June 23, 2026